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                                                                   Exhibit 99.17

           VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

      \/   Please fold and detach card at perforation before mailing   \/

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SMITH BARNEY HANSBERGER GLOBAL SMALL CAP
VALUE FUND MEETING:  ______, 2000 AT __ [A.M./P.M.]        PROXY SOLICITED BY THE BOARD OF DIRECTORS
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     The undersigned holder of shares of Smith Barney Hansberger Global Small
Cap Value Fund (the "Acquired Fund"), a series of Smith Barney Investment Funds
Inc. (the "Corporation"), hereby appoints Heath B. McLendon, Christina T. Sydor, and Robert M. Nelson attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Acquired Fund
to be held at, _____________________, New York, New York _____
at__:___ [A.M./P.M.], and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and
Prospectus/Proxy Statement dated ______, 2000 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                              PLEASE SIGN, DATE AND RETURN PROMPTLY
                                 IN THE ENCLOSED ENVELOPE


                              Date:____________________________________

                              Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                              ---------------------------------------------

                              ---------------------------------------------
                              Signature(s) Title(s), if applicable
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      \/   Please fold and detach card at perforation before mailing   \/

  Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                                                FOR         AGAINST      ABSTAIN
                                                [ ]           [ ]          [ ]

1. To approve the Corporation's Plan of Reorganization providing for (i) the acquisition of all of the assets and liabilities of the Acquired Fund by Smith Barney Hansberger Global Value Fund (the "Acquiring Fund"), also a series of the Corporation, (ii) the amendment of the Corporation's Charter reclassifying all shares of the Acquired Fund as shares of the Acquiring Fund, and (iii) the accomplishment of the reclassification by the issuance of shares of the Acquiring Fund to shareholders of the Acquired Fund.



2. To transact any other business which may properly come before the Meeting or any adjournment thereof.


    NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.
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